PROACTIVE

Second Quarter 2020 Earnings Release
& Supplemental Financial Information

NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

6	Consolidated Statements of Operations

7	Consolidated Balance Sheets

8	Schedule 1 - Funds From Operations and Core Funds From Operations

10	Schedule 2 - Other Non-GAAP Financial Measurements

11	Schedule 3 - Portfolio Summary

13	Schedule 4 - Debt and Equity Capitalization

15	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

16	Schedule 6 - Same Store Performance Summary By State

20	Schedule 7 - Same Store Performance Summary By MSA

24	Schedule 8 - Same Store Operating Data - Trailing Five Quarters

25	Schedule 9 - Reconciliation of Same Store Data and Net Operating Income to Net Income

26	Schedule 10 - Selected Financial Information

27	Glossary

August 6, 2020
National Storage Affiliates Trust Reports Second Quarter 2020 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s second quarter 2020 results.
Second Quarter 2020 Highlights
•Reported net income of $17.8 million for the second quarter of 2020, an increase of 0.3% compared to the second quarter of 2019. Reported diluted earnings per share of $0.10 for the second quarter of 2020, primarily relating to the HLBV method for allocating net income among the various classes of equity.
•Reported core funds from operations ("Core FFO") of $41.3 million, or $0.41 per share for the second quarter of 2020, an increase of 7.9% per share compared to the second quarter of 2019.
•Reported a decline in same store net operating income ("NOI") of 1.2% for the second quarter of 2020 compared to the same period in 2019, driven by a 1.1% decrease in same store total revenues partially offset by a 1.1% decrease in same store property operating expenses.
•Acquired four wholly-owned self storage properties for $36.2 million during the second quarter of 2020. Capital sources for the acquisition activity included the issuance of approximately $5.8 million of OP equity and $11.9 million of common equity raised under the Company’s at the market, or ATM, program at a combined weighted average price of $30.20 per share/unit, as well as borrowings under the Company’s revolving line of credit.
•On April 28, 2020, Kroll Bond Rating Agency affirmed the investment grade issuer rating of BBB for NSA's operating partnership.
Highlights Subsequent to Quarter-End
•Entered into an agreement to issue $150.0 million of 2.99% senior unsecured notes due August 5, 2030 and $100.0 million of 3.09% senior unsecured notes due August 5, 2032 in a private placement.
Tamara Fischer, President and Chief Executive Officer, commented, "Despite the impact from COVID-19 and the ensuing economic recession, we were pleased to deliver solid year-over-year growth in Core FFO per share of 7.9% for the second quarter, further demonstrating the resilience of our sector and the advantages of our unique PRO structure. We're confident our balance sheet and our geographically diverse portfolio are prepared to continue to navigate this uncertain landscape."
COVID-19 Update
Given the recurring outbreaks of the novel coronavirus across certain states where the Company operates self storage facilities, a number of states and municipalities have reacted by re-instituting quarantines, mandating business and school closures, requiring restrictions on travel, issuing "shelter-in-place" and/or "stay-at-home" orders, and imposing restrictions on the types of businesses that may continue to operate. Although this has resulted in significant uncertainty surrounding the direct and indirect economic effects of the pandemic and containment measures, the Company notes the following impact on its current operations:
•All of the Company's stores remain open and nearly all are operating normally with new safety protocols in place.
•During the third quarter of 2020, the Company has resumed rental rate increases for in-place tenants at the vast majority of its stores.
•Same store move-in volume increased approximately 8% in July, compared to the same period in 2019.
•Same store move-out volume decreased approximately 20% in July, compared to the same period in 2019.
•Same store period-end occupancy was 91.1% as of July 31, 2020, which was a 130 basis point increase compared to June 30, 2020 and an increase of approximately 80 basis points compared to July 31, 2019.

2020 Guidance
Due to the continued uncertain impacts of the COVID-19 pandemic and the current economic recession on the Company's operating results, the Company is not providing updated 2020 annual guidance at this time. The Company will evaluate reinstating 2020 guidance as it gains greater clarity regarding the aforementioned items.
Financial Results

($ in thousands, except per share and unit data)	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Growth	2020	2019	Growth
Net income	$17,787	$17,733	0.3%	$33,550	$30,673	9.4%

Funds From Operations ("FFO")(1)	$41,009	$33,978	20.7%	$77,287	$66,558	16.1%
Add back acquisition costs	252	305	(17.4)%	1,085	462	134.8%
Core FFO(1)	$41,261	$34,283	20.4%	$78,372	$67,020	16.9%

Earnings (loss) per share - basic and diluted	$0.10	$(0.19)	152.6%	$0.16	$(0.11)	245.5%

FFO per share and unit(1)	$0.41	$0.38	7.9%	$0.80	$0.74	8.1%
Core FFO per share and unit(1)	$0.41	$0.38	7.9%	$0.81	$0.75	8.0%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $0.1 million for the second quarter of 2020 and $2.9 million for the six months ended June 30, 2020 ("year-to-date") as compared to the same periods in 2019. These increases were primarily the result of additional NOI generated from the 53 wholly-owned self storage properties acquired between July 1, 2019 and June 30, 2020, partially offset by an increase in depreciation and amortization and a decrease in gains from the sale of self storage properties.
The increases in FFO and Core FFO for the second quarter of 2020 and year-to-date were primarily the result of incremental NOI from properties acquired between July 1, 2019 and June 30, 2020 and decreases in distributions to subordinated performance unitholders.
Same Store Operating Results (500 Stores)

($ in thousands, except per square foot data)	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Growth	2020	2019	Growth
Total revenues	$83,001	$83,959	(1.1)%	$167,517	$165,977	0.9%
Property operating expenses	24,780	25,052	(1.1)%	50,518	50,271	0.5%
Net Operating Income (NOI)	$58,221	$58,907	(1.2)%	$116,999	$115,706	1.1%
NOI Margin	70.1%	70.2%	(0.1)%	69.8%	69.7%	0.1%

Average Occupancy	88.1%	89.5%	(1.4)%	87.7%	88.5%	(0.8)%
Average Annualized Rental Revenue Per Occupied Square Foot	$11.99	$11.94	0.4%	$12.15	$11.96	1.6%

Year-over-year same store total revenues decreased 1.1% for the second quarter of 2020 and increased 0.9% year-to-date as compared to the same periods in 2019. The decrease for the second quarter of 2020 was driven primarily by a 140 basis point decrease in average occupancy partially offset by a 0.4% increase in average annualized rental revenue per occupied square foot. The year-to-date increase was driven primarily by a 1.6% increase in average annualized rental revenue per occupied square foot partially offset by an 80 basis point decrease in average occupancy. Markets which generated above portfolio average same store total revenue growth include:

Riverside-San Bernardino, Atlanta, and Phoenix. Markets which generated below portfolio average same store total revenue growth include: Portland, Dallas and Los Angeles.
Year-over-year same store property operating expenses decreased 1.1% for the second quarter of 2020 and increased 0.5% year-to-date as compared to the same periods in 2019. The decrease for the second quarter of 2020 primarily resulted from decreases in personnel costs and repairs & maintenance expenses, partially offset by increases in property taxes. The year-to-date increase was driven primarily by an increase in property taxes and personnel costs partially offset by decreases in repairs & maintenance and utilities expenses.
Investment Activity
In the second quarter, NSA invested approximately $36.2 million in the acquisition of four self storage properties consisting of approximately 0.3 million rentable square feet configured in approximately 2,500 storage units. Total consideration for these acquisitions included approximately $30.2 million of net cash, the issuance of approximately $4.9 million of OP units and $0.9 million of subordinated performance units and the assumption of approximately $0.2 million of other working capital liabilities.
Balance Sheet
Subsequent to the end of the second quarter, using proceeds from revolving line of credit borrowings, the Company paid off approximately $35 million of fixed rate mortgages payable, which was the Company's only remaining outstanding debt that was scheduled to mature in 2020.
On August 4, 2020, the Company's operating partnership entered into an agreement to issue $150.0 million of 2.99% senior unsecured notes due August 5, 2030 and $100.0 million of 3.09% senior unsecured notes due August 5, 2032 (the "Senior Unsecured Notes") in a private placement to certain institutional investors. The funding of the Senior Unsecured Notes is expected to occur on or before October 22, 2020, subject to customary closing conditions. The Company plans to use the proceeds to repay outstanding amounts on its revolving line of credit and for general corporate purposes.
Common Share Dividends
On May 21, 2020, NSA's Board of Trustees declared a quarterly cash dividend of $0.33 per common share, which was paid on June 30, 2020 to shareholders of record as of June 15, 2020.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on August 6, 2020.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Friday, August 7, 2020 to discuss its second quarter 2020 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Friday, August 7, 2020, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13692161
A replay of the call will be available for one week through Friday, August 14, 2020. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in the BMO 2020 Real Assets Virtual Conference, September 2-3, 2020, and the BofA Securities Global Real Estate Virtual Conference 2020, September 15-17, 2020.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. As of June 30, 2020, the Company held ownership interests in and operated 784 self storage properties located in 35 states and Puerto Rico with approximately 49.2 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P SmallCap 600 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and our ability to execute on our acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; the negative impacts from the continued spread of COVID-19 on the economy, the self storage industry, the broader financial markets, the Company's financial condition, results of operations and cash flows and the ability of the Company's tenants to pay rent; and the Company's guidance estimates for the year ended December 31, 2020. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUE
Rental revenue	$95,302	$87,175	$190,704	$170,030
Other property-related revenue	3,418	3,128	6,789	5,952
Management fees and other revenue	5,697	5,116	11,146	10,009
Total revenue	104,417	95,419	208,639	185,991
OPERATING EXPENSES
Property operating expenses	30,257	27,190	60,849	53,647
General and administrative expenses	10,329	10,813	21,423	21,193
Depreciation and amortization	29,309	25,829	58,414	50,178
Other	462	357	851	743
Total operating expenses	70,357	64,189	141,537	125,761
OTHER (EXPENSE) INCOME
Interest expense	(15,513)	(13,947)	(31,141)	(27,158)
Equity in earnings (losses) of unconsolidated real estate ventures	52	(1,646)	(288)	(3,748)
Acquisition costs	(252)	(305)	(1,085)	(462)
Non-operating expense	(317)	(169)	(509)	(267)
Gain on sale of self storage properties	—	2,814	—	2,814
Other expense	(16,030)	(13,253)	(33,023)	(28,821)
Income before income taxes	18,030	17,977	34,079	31,409
Income tax expense	(243)	(244)	(529)	(736)
Net income	17,787	17,733	33,550	30,673
Net income attributable to noncontrolling interests	(7,365)	(25,389)	(16,480)	(30,918)
Net income (loss) attributable to National Storage Affiliates Trust	10,422	(7,656)	17,070	(245)
Distributions to preferred shareholders	(3,274)	(3,257)	(6,547)	(5,845)
Net income (loss) attributable to common shareholders	$7,148	$(10,913)	$10,523	$(6,090)

Earnings (loss) per share - basic and diluted	$0.10	$(0.19)	$0.16	$(0.11)

Weighted average shares outstanding - basic and diluted	68,210	57,543	64,004	57,101

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Real estate
Self storage properties	$3,354,454	$3,091,719
Less accumulated depreciation	(389,828)	(337,822)
Self storage properties, net	2,964,626	2,753,897
Cash and cash equivalents	17,271	20,558
Restricted cash	5,635	3,718
Debt issuance costs, net	2,900	3,264
Investment in unconsolidated real estate ventures	210,114	214,061
Other assets, net	60,927	65,441
Operating lease right-of-use assets	23,577	23,306
Total assets	$3,285,050	$3,084,245
LIABILITIES AND EQUITY
Liabilities
Debt financing	$1,741,544	$1,534,047
Accounts payable and accrued liabilities	42,641	37,966
Interest rate swap liabilities	91,175	19,943
Operating lease liabilities	25,095	24,665
Deferred revenue	15,850	15,523
Total liabilities	1,916,305	1,632,144
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 8,732,719 and 8,727,119 issued and outstanding at June 30, 2020 and December 31, 2019, respectively, at liquidation preference	218,318	218,178
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 68,703,733 and 59,659,108 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	687	597
Additional paid-in capital	984,950	905,763
Distributions in excess of earnings	(228,924)	(197,075)
Accumulated other comprehensive loss	(57,462)	(7,833)
Total shareholders' equity	917,569	919,630
Noncontrolling interests	451,176	532,471
Total equity	1,368,745	1,452,101
Total liabilities and equity	$3,285,050	$3,084,245

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$17,787	$17,733	$33,550	$30,673
Add (subtract):
Real estate depreciation and amortization	28,955	25,510	57,719	49,537
Company's share of unconsolidated real estate venture real estate depreciation and amortization	3,811	5,472	7,598	10,929
Gain on sale of self storage properties	—	(2,814)	—	(2,814)
Company's share of unconsolidated real estate venture loss on sale of properties	—	—	—	202
Mark-to-market changes in value on equity securities	—	—	142	—
Distributions to preferred shareholders and unitholders	(3,514)	(3,461)	(7,028)	(6,214)
FFO attributable to subordinated performance unitholders(1)	(6,030)	(8,462)	(14,694)	(15,755)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	41,009	33,978	77,287	66,558
Add:
Acquisition costs	252	305	1,085	462
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$41,261	$34,283	$78,372	$67,020

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	68,210	57,543	64,004	57,101
Weighted average restricted common shares outstanding	34	29	29	29
Weighted average OP units outstanding	29,720	30,213	30,215	30,081
Weighted average DownREIT OP unit equivalents outstanding	1,925	1,848	1,887	1,848
Weighted average LTIP units outstanding	534	537	576	641
Total weighted average shares and units outstanding - FFO and Core FFO	100,423	90,170	96,711	89,700

FFO per share and unit	$0.41	$0.38	$0.80	$0.74
Core FFO per share and unit	$0.41	$0.38	$0.81	$0.75

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Earnings (loss) per share - diluted	$0.10	$(0.19)	$0.16	$(0.11)
Impact of the difference in weighted average number of shares(3)	(0.03)	0.07	(0.06)	0.04
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	0.07	0.28	0.17	0.35
Add real estate depreciation and amortization	0.29	0.28	0.60	0.55
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.04	0.06	0.08	0.12
Subtract gain on sale of self storage properties	—	(0.03)	—	(0.03)
FFO attributable to subordinated performance unitholders	(0.06)	(0.09)	(0.15)	(0.18)
FFO per share and unit	0.41	0.38	0.80	0.74
Add acquisition costs	—	—	0.01	0.01
Core FFO per share and unit	$0.41	$0.38	$0.81	$0.75

(3) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(4) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(3).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$17,787	$17,733	$33,550	$30,673
(Subtract) add:
Management fees and other revenue	(5,697)	(5,116)	(11,146)	(10,009)
General and administrative expenses	10,329	10,813	21,423	21,193
Other	462	357	851	743
Depreciation and amortization	29,309	25,829	58,414	50,178
Interest expense	15,513	13,947	31,141	27,158
Equity in (earnings) losses of unconsolidated real estate ventures	(52)	1,646	288	3,748
Acquisition costs	252	305	1,085	462
Income tax expense	243	244	529	736
Gain on sale of self storage properties	—	(2,814)	—	(2,814)
Non-operating expense	317	169	509	267
Net Operating Income	$68,463	$63,113	$136,644	$122,335

EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$17,787	$17,733	$33,550	$30,673
Add:
Depreciation and amortization	29,309	25,829	58,414	50,178
Company's share of unconsolidated real estate venture depreciation and amortization	3,811	5,472	7,598	10,929
Interest expense	15,513	13,947	31,141	27,158
Income tax expense	243	244	529	736
EBITDA	66,663	63,225	131,232	119,674
Add (subtract):
Acquisition costs	252	305	1,085	462
Gain on sale of self storage properties	—	(2,814)	—	(2,814)
Company's share of unconsolidated real estate venture loss on sale of properties	—	—	—	202
Equity-based compensation expense	1,151	1,108	1,925	2,220
Adjusted EBITDA	$68,066	$61,824	$134,242	$119,744

Supplemental Schedule 3

Portfolio Summary
As of June 30, 2020
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	100	39,285	5,555,669	88.4%	Texas	104	41,613	5,833,308	88.2%
California	83	49,627	6,226,667	91.2%	California	95	56,348	7,020,197	91.0%
Oregon	63	25,203	3,196,809	86.1%	Florida	76	46,477	4,997,566	86.2%
Florida	49	31,134	3,275,887	87.1%	Oregon	63	25,203	3,196,809	86.1%
Georgia	45	19,419	2,601,134	88.6%	Georgia	56	25,556	3,473,366	89.0%
North Carolina	33	15,360	1,885,279	93.3%	Oklahoma	36	16,166	2,210,871	91.3%
Arizona	31	16,896	1,925,402	89.1%	Arizona	33	17,905	2,035,232	88.8%
Oklahoma	30	13,831	1,902,731	91.7%	North Carolina	33	15,360	1,885,279	93.3%
Louisiana	26	12,347	1,539,023	84.3%	Louisiana	26	12,347	1,539,023	84.3%
Indiana	16	8,775	1,134,570	93.1%	Michigan	24	15,616	1,977,873	88.2%
Kansas	16	5,710	763,249	92.1%	Ohio	22	12,435	1,526,089	90.7%
Washington	14	4,494	578,723	84.2%	New Jersey	19	12,723	1,497,652	87.6%
Nevada	13	6,697	843,622	92.1%	Nevada	17	8,314	1,096,449	90.7%
Colorado	13	5,975	745,506	89.2%	Indiana	16	8,775	1,134,570	93.1%
New Hampshire	11	4,753	579,928	93.2%	Kansas	16	5,710	763,249	92.1%
Missouri	9	3,857	489,823	78.7%	Alabama	15	6,286	936,886	90.1%
Ohio	8	3,645	461,393	90.6%	Washington	14	4,494	578,723	84.2%
Other(1)	47	23,625	2,855,378	88.4%	Massachusetts	12	7,689	888,521	87.4%
Total	607	290,633	36,560,793	89.1%	Colorado	13	5,975	745,506	89.2%
					New Hampshire	11	4,753	579,928	93.2%
					Other(2)	83	44,564	5,312,987	87.5%
					Total	784	394,309	49,230,084	88.8%

(1) Other states and territories in NSA's owned portfolio as of June 30, 2020 include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, New Jersey, New Mexico, Pennsylvania, South Carolina, Virginia and Puerto Rico.

(2) Other states and territories in NSA's operated portfolio as of June 30, 2020 include Delaware, Idaho, Illinois, Kentucky, Maryland, Minnesota, Mississippi, Missouri, New Mexico, New York, Pennsylvania, Rhode Island, South Carolina, Tennessee, Virginia and Puerto Rico.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2020 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2020	36	13,555	1,759,019	$214,584	$7,217	$972	$222,773
June 30, 2020	4	2,488	277,560	30,198	5,842	207	36,247
Total Acquisitions	40	16,043	2,036,579	$244,782	$13,059	$1,179	$259,020

Unconsolidated Real Estate Ventures (at 100%)(3)
March 31, 2020	2	532	39,952	12,108	—	37	12,145
Total Investments(4)	42	16,575	2,076,531	$256,890	$13,059	$1,216	$271,165

(3) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(4) NSA acquired self storage properties located in California (2), Colorado (2), Florida (3), Georgia (1), Maryland (1), Massachusetts (1), New Jersey (1), Oregon (2) and Texas (29).

Supplemental Schedule 4

Debt and Equity Capitalization
As of June 30, 2020
(unaudited)

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2020	2021	2022	2023	2024	2025	2026	Thereafter	Total
Credit Facility:
Revolving line of credit	1.46%	Variable(2)	January 2024	$—	$—	$—	$—	$211,000	$—	$—	$—	$211,000
Term loan - Tranche A	3.74%	Swapped To Fixed	January 2023	—	—	—	125,000	—	—	—	—	125,000
Term loan - Tranche B	2.91%	Swapped To Fixed	July 2024	—	—	—	—	250,000	—	—	—	250,000
Term loan - Tranche C	2.80%	Swapped To Fixed	January 2025	—	—	—	—	—	225,000	—	—	225,000
Term loan - Tranche D	3.57%	Swapped To Fixed	July 2026	—	—	—	—	—	—	175,000	—	175,000
Term loan facility - 2023	2.83%	Swapped To Fixed	June 2023	—	—	—	175,000	—	—	—	—	175,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	—	—	75,000	75,000
Term loan facility - 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	—	100,000	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	—	100,000	100,000
2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
Fixed rate mortgages payable	4.18%	Fixed	October 2020 - October 2031	34,682	3,587	—	80,703	20,246	—	—	121,131	260,349
Total Principal/Weighted Average	3.28%		5.2 years	$34,682	$3,587	$—	$380,703	$481,246	$225,000	$175,000	$446,131	$1,746,349
Unamortized debt issuance costs and debt premium, net												(4,805)
Total Debt												$1,741,544

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.3x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.0x
Total Leverage Ratio	< 60.0%	43.4%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) For the $500 million revolving line of credit, the effective interest rate is calculated based on one month LIBOR plus an applicable margin of 1.30% and excludes fees which range from 0.15% to 0.20% for unused borrowings.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of June 30, 2020
(unaudited)

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	8,732,719
6.000% Series A-1 cumulative redeemable preferred units	637,382

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	68,671,478	68,671,478
Restricted common shares	32,255	32,255
Total shares outstanding	68,703,733	68,703,733
Operating partnership units	29,714,696	29,714,696
DownREIT operating partnership unit equivalents	1,924,918	1,924,918
Total operating partnership units	31,639,614	31,639,614
Long-term incentive plan units(3)	512,946	512,946
Total shares and Class A equivalents outstanding	100,856,293	100,856,293
Subordinated performance units(4)	8,715,751	10,458,901
DownREIT subordinated performance unit equivalents(4)	4,337,111	5,204,533
Total subordinated partnership units	13,052,862	15,663,434
Total common shares and units outstanding	113,909,155	116,519,727

(3) Balances exclude 252,894 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs or the completion of expansion projects.

(4) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.20 OP units based on historical financial information for the trailing twelve months ended June 30, 2020. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	June 30, 2020	December 31, 2019
ASSETS
Self storage properties, net	$1,818,225	$1,835,235
Other assets	23,945	22,413
Total assets	$1,842,170	$1,857,648
LIABILITIES AND EQUITY
Debt financing	$989,601	$989,182
Other liabilities	20,386	20,487
Equity	832,183	847,979
Total liabilities and equity	$1,842,170	$1,857,648

Combined Operating Information

	Three Months Ended June 30, 2020		Six Months Ended June 30, 2020
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$39,730	$9,933	$79,968	$19,992
Property operating expenses	11,371	2,843	24,549	6,137
Net operating income	28,359	7,090	55,419	13,855
Supervisory, administrative and other expenses	(2,640)	(660)	(5,309)	(1,327)
Depreciation and amortization	(15,245)	(3,811)	(30,391)	(7,598)
Interest expense	(10,300)	(2,575)	(20,564)	(5,141)
Acquisition and other expenses	(20)	(5)	(419)	(105)
Net income (loss)	$154	$39	$(1,264)	$(316)
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		13		28
Company's share of unconsolidated real estate venture real estate depreciation and amortization		3,811		7,598
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$3,863		$7,310

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2020 compared to Three Months Ended June 30, 2019

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	2Q 2020	2Q 2019	Growth	2Q 2020	2Q 2019	Growth	2Q 2020	2Q 2019	Growth	2Q 2020	2Q 2019	Growth
California	81	$18,838	$18,865	(0.1)%	$5,103	$5,079	0.5%	$13,735	$13,786	(0.4)%	72.9%	73.1%	(0.2)%
Oregon	60	9,468	9,895	(4.3)%	2,560	2,556	0.2%	6,908	7,339	(5.9)%	73.0%	74.2%	(1.2)%
Texas	60	7,615	7,727	(1.4)%	2,840	2,964	(4.2)%	4,775	4,763	0.3%	62.7%	61.6%	1.1%
Florida	37	8,143	8,329	(2.2)%	2,493	2,491	0.1%	5,650	5,838	(3.2)%	69.4%	70.1%	(0.7)%
Georgia	35	4,500	4,453	1.1%	1,389	1,500	(7.4)%	3,111	2,953	5.4%	69.1%	66.3%	2.8%
North Carolina	33	4,902	4,954	(1.0)%	1,380	1,455	(5.2)%	3,522	3,499	0.7%	71.8%	70.6%	1.2%
Oklahoma	30	3,702	3,689	0.4%	1,090	1,181	(7.7)%	2,612	2,508	4.1%	70.6%	68.0%	2.6%
Arizona	30	5,404	5,317	1.6%	1,562	1,547	1.0%	3,842	3,770	1.9%	71.1%	70.9%	0.2%
Indiana	16	2,529	2,535	(0.2)%	848	615	37.9%	1,681	1,920	(12.4)%	66.5%	75.7%	(9.2)%
Kansas	16	2,151	2,094	2.7%	775	803	(3.5)%	1,376	1,291	6.6%	64.0%	61.7%	2.3%
Louisiana	14	1,859	1,858	0.1%	618	679	(9.0)%	1,241	1,179	5.3%	66.8%	63.5%	3.3%
Washington	14	1,772	1,876	(5.5)%	525	495	6.1%	1,247	1,381	(9.7)%	70.4%	73.6%	(3.2)%
Nevada	13	2,210	2,267	(2.5)%	594	638	(6.9)%	1,616	1,629	(0.8)%	73.1%	71.9%	1.2%
Colorado	11	1,702	1,770	(3.8)%	563	594	(5.2)%	1,139	1,176	(3.1)%	66.9%	66.4%	0.5%
New Hampshire	10	1,555	1,591	(2.3)%	505	499	1.2%	1,050	1,092	(3.8)%	67.5%	68.6%	(1.1)%
Other(1)	40	6,651	6,739	(1.3)%	1,935	1,956	(1.1)%	4,716	4,783	(1.4)%	70.9%	71.0%	(0.1)%
Total/Weighted Average	500	$83,001	$83,959	(1.1)%	$24,780	$25,052	(1.1)%	$58,221	$58,907	(1.2)%	70.1%	70.2%	(0.1)%

2019 Same Store Pool(2)	438	$72,566	$73,629	(1.4)%	$21,723	$21,925	(0.9)%	$50,843	$51,704	(1.7)%	70.1%	70.2%	(0.1)%

2018 Same Store Pool(3)	373	$61,453	$62,406	(1.5)%	$18,142	$18,181	(0.2)%	$43,311	$44,225	(2.1)%	70.5%	70.9%	(0.4)%

(1) Other states and territories in NSA's same store portfolio include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina, Virginia and Puerto Rico.

(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2020 compared to Three Months Ended June 30, 2019
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		2Q 2020	2Q 2019	Growth	2Q 2020	2Q 2019	Growth	2Q 2020	2Q 2019	Growth
California	48,035	6,082,948	91.5%	92.1%	(0.6)%	90.0%	91.6%	(1.6)%	$13.13	$12.94	1.5%
Oregon	24,298	3,074,069	86.3%	86.8%	(0.5)%	83.0%	85.2%	(2.2)%	14.51	14.75	(1.6)%
Texas	24,175	3,420,407	89.4%	91.6%	(2.2)%	87.9%	89.9%	(2.0)%	9.90	9.77	1.3%
Florida	23,658	2,526,364	86.4%	88.7%	(2.3)%	85.4%	87.9%	(2.5)%	14.58	14.47	0.8%
Georgia	14,327	1,935,166	90.1%	91.4%	(1.3)%	88.9%	89.7%	(0.8)%	10.14	9.91	2.3%
North Carolina	15,360	1,885,279	93.3%	95.9%	(2.6)%	91.6%	93.7%	(2.1)%	10.92	10.75	1.6%
Oklahoma	13,831	1,902,731	91.7%	90.1%	1.6%	89.8%	88.0%	1.8%	8.38	8.54	(1.9)%
Arizona	16,536	1,876,862	89.1%	89.1%	—	88.4%	88.6%	(0.2)%	12.68	12.45	1.8%
Indiana	8,775	1,134,570	93.1%	93.0%	0.1%	90.8%	91.0%	(0.2)%	9.55	9.54	0.1%
Kansas	5,710	763,249	92.1%	90.5%	1.6%	90.6%	87.9%	2.7%	11.65	11.68	(0.3)%
Louisiana	6,312	857,928	85.7%	87.4%	(1.7)%	84.6%	85.5%	(0.9)%	10.06	9.92	1.4%
Washington	4,494	578,723	84.2%	86.1%	(1.9)%	81.6%	85.3%	(3.7)%	14.76	14.92	(1.1)%
Nevada	6,697	843,622	92.1%	90.9%	1.2%	90.6%	91.2%	(0.6)%	11.00	11.25	(2.2)%
Colorado	5,036	614,206	89.9%	91.8%	(1.9)%	87.4%	90.3%	(2.9)%	12.36	12.44	(0.6)%
New Hampshire	4,274	518,603	92.6%	93.3%	(0.7)%	90.9%	92.3%	(1.4)%	12.85	13.14	(2.2)%
Other(1)	19,027	2,334,984	89.2%	91.0%	(1.8)%	87.7%	89.5%	(1.8)%	12.45	12.43	0.2%
Total/Weighted Average	240,545	30,349,711	89.8%	90.8%	(1.0)%	88.1%	89.5%	(1.4)%	$11.99	$11.94	0.4%

2019 Same Store Pool(2)	210,390	26,922,685	89.9%	91.0%	(1.1)%	88.2%	89.7%	(1.5)%	$11.81	$11.78	0.3%

2018 Same Store Pool(3)	177,915	22,650,905	89.9%	91.1%	(1.2)%	88.2%	89.9%	(1.7)%	$11.89	$11.85	0.3%

(1) Other states and territories in NSA's same store portfolio include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina, Virginia and Puerto Rico.

(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2020 compared to Six Months Ended June 30, 2019

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth
California	81	$38,047	$37,551	1.3%	$10,486	$10,202	2.8%	$27,561	$27,349	0.8%	72.4%	72.8%	(0.4)%
Oregon	60	19,034	19,371	(1.7)%	5,101	5,125	(0.5)%	13,933	14,246	(2.2)%	73.2%	73.5%	(0.3)%
Texas	60	15,418	15,256	1.1%	5,656	5,788	(2.3)%	9,762	9,468	3.1%	63.3%	62.1%	1.2%
Florida	37	16,530	16,484	0.3%	5,032	5,005	0.5%	11,498	11,479	0.2%	69.6%	69.6%	—
Georgia	35	9,092	8,810	3.2%	2,913	2,991	(2.6)%	6,179	5,819	6.2%	68.0%	66.0%	2.0%
North Carolina	33	9,905	9,746	1.6%	2,825	2,909	(2.9)%	7,080	6,837	3.6%	71.5%	70.2%	1.3%
Oklahoma	30	7,421	7,290	1.8%	2,275	2,317	(1.8)%	5,146	4,973	3.5%	69.3%	68.2%	1.1%
Arizona	30	10,837	10,532	2.9%	3,088	3,036	1.7%	7,749	7,496	3.4%	71.5%	71.2%	0.3%
Indiana	16	5,069	5,037	0.6%	1,644	1,454	13.1%	3,425	3,583	(4.4)%	67.6%	71.1%	(3.5)%
Kansas	16	4,301	4,086	5.3%	1,564	1,621	(3.5)%	2,737	2,465	11.0%	63.6%	60.3%	3.3%
Louisiana	14	3,758	3,697	1.6%	1,263	1,323	(4.5)%	2,495	2,374	5.1%	66.4%	64.2%	2.2%
Washington	14	3,544	3,694	(4.1)%	1,061	1,010	5.0%	2,483	2,684	(7.5)%	70.1%	72.7%	(2.6)%
Nevada	13	4,554	4,450	2.3%	1,253	1,246	0.6%	3,301	3,204	3.0%	72.5%	72.0%	0.5%
Colorado	11	3,405	3,487	(2.4)%	1,121	1,163	(3.6)%	2,284	2,324	(1.7)%	67.1%	66.6%	0.5%
New Hampshire	10	3,134	3,153	(0.6)%	1,066	1,059	0.7%	2,068	2,094	(1.2)%	66.0%	66.4%	(0.4)%
Other(1)	40	13,468	13,333	1.0%	4,170	4,022	3.7%	9,298	9,311	(0.1)%	69.0%	69.8%	(0.8)%
Total/Weighted Average	500	$167,517	$165,977	0.9%	$50,518	$50,271	0.5%	$116,999	$115,706	1.1%	69.8%	69.7%	0.1%

2019 Same Store Pool(2)	438	$146,530	$145,499	0.7%	$44,238	$44,075	0.4%	$102,292	$101,424	0.9%	69.8%	69.7%	0.1%

2018 Same Store Pool(3)	373	$124,014	$123,358	0.5%	$36,863	$36,527	0.9%	$87,151	$86,831	0.4%	70.3%	70.4%	(0.1)%

(1) Other states and territories in NSA's same store portfolio include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina, Virginia and Puerto Rico.

(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2020 compared to Six Months Ended June 30, 2019
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth
California	48,035	6,082,948	91.5%	92.1%	(0.6)%	89.5%	90.8%	(1.3)%	$13.33	$13.00	2.5%
Oregon	24,298	3,074,069	86.3%	86.8%	(0.5)%	82.1%	84.0%	(1.9)%	14.76	14.67	0.6%
Texas	24,175	3,420,407	89.4%	91.6%	(2.2)%	87.9%	89.0%	(1.1)%	9.99	9.75	2.5%
Florida	23,658	2,526,364	86.4%	88.7%	(2.3)%	85.6%	87.5%	(1.9)%	14.73	14.64	0.6%
Georgia	14,327	1,935,166	90.1%	91.4%	(1.3)%	88.8%	88.5%	0.3%	10.26	9.95	3.1%
North Carolina	15,360	1,885,279	93.3%	95.9%	(2.6)%	91.1%	92.6%	(1.5)%	11.10	10.72	3.5%
Oklahoma	13,831	1,902,731	91.7%	90.1%	1.6%	88.9%	86.7%	2.2%	8.50	8.58	(0.9)%
Arizona	16,536	1,876,862	89.1%	89.1%	—	87.9%	87.5%	0.4%	12.78	12.55	1.8%
Indiana	8,775	1,134,570	93.1%	93.0%	0.1%	90.3%	89.9%	0.4%	9.64	9.60	0.4%
Kansas	5,710	763,249	92.1%	90.5%	1.6%	89.1%	85.8%	3.3%	11.85	11.71	1.2%
Louisiana	6,312	857,928	85.7%	87.4%	(1.7)%	84.9%	84.3%	0.6%	10.13	10.02	1.1%
Washington	4,494	578,723	84.2%	86.1%	(1.9)%	80.8%	84.5%	(3.7)%	14.90	14.83	0.5%
Nevada	6,697	843,622	92.1%	90.9%	1.2%	90.4%	91.1%	(0.7)%	11.36	11.09	2.4%
Colorado	5,036	614,206	89.9%	91.8%	(1.9)%	86.2%	88.9%	(2.7)%	12.56	12.45	0.9%
New Hampshire	4,274	518,603	92.6%	93.3%	(0.7)%	90.5%	92.1%	(1.6)%	13.04	13.07	(0.2)%
Other(1)	19,027	2,334,984	89.2%	91.0%	(1.8)%	87.5%	88.7%	(1.2)%	12.64	12.41	1.9%
Total/Weighted Average	240,545	30,349,711	89.8%	90.8%	(1.0)%	87.7%	88.5%	(0.8)%	$12.15	$11.96	1.6%

2019 Same Store Pool(2)	210,390	26,922,685	89.9%	91.0%	(1.1)%	87.8%	88.7%	(0.9)%	$11.98	$11.78	1.7%

2018 Same Store Pool(3)	177,915	22,650,905	89.9%	91.1%	(1.2)%	87.9%	88.9%	(1.0)%	$12.05	$11.85	1.7%

(1) Other states and territories in NSA's same store portfolio include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina, Virginia and Puerto Rico.

(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2020 compared to Three Months Ended June 30, 2019

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	2Q 2020	2Q 2019	Growth	2Q 2020	2Q 2019	Growth	2Q 2020	2Q 2019	Growth	2Q 2020	2Q 2019	Growth
Riverside-San Bernardino-Ontario, CA	47	$9,590	$9,511	0.8%	$2,413	$2,400	0.5%	$7,177	$7,111	0.9%	74.8%	74.8%	—
Portland-Vancouver-Hillsboro, OR-WA	47	7,485	7,887	(5.1)%	2,012	2,019	(0.3)%	5,473	5,868	(6.7)%	73.1%	74.4%	(1.3)%
Atlanta-Sandy Springs-Roswell, GA	26	3,775	3,739	1.0%	1,110	1,183	(6.2)%	2,665	2,556	4.3%	70.6%	68.4%	2.2%
Phoenix-Mesa-Scottsdale, AZ	23	4,409	4,353	1.3%	1,257	1,242	1.2%	3,152	3,111	1.3%	71.5%	71.5%	—
Oklahoma City, OK	17	2,057	2,037	1.0%	636	675	(5.8)%	1,421	1,362	4.3%	69.1%	66.9%	2.2%
Dallas-Fort Worth-Arlington, TX	17	2,191	2,269	(3.4)%	886	876	1.1%	1,305	1,393	(6.3)%	59.6%	61.4%	(1.8)%
Indianapolis-Carmel-Anderson, IN	16	2,529	2,535	(0.2)%	848	615	37.9%	1,681	1,920	(12.4)%	66.5%	75.7%	(9.2)%
Los Angeles-Long Beach-Anaheim, CA	14	4,745	4,927	(3.7)%	1,303	1,307	(0.3)%	3,442	3,620	(4.9)%	72.5%	73.5%	(1.0)%
Tulsa, OK	13	1,645	1,652	(0.4)%	455	507	(10.3)%	1,190	1,145	3.9%	72.3%	69.3%	3.0%
North Port-Sarasota-Bradenton, FL	13	2,958	2,939	0.6%	886	905	(2.1)%	2,072	2,034	1.9%	70.0%	69.2%	0.8%
Las Vegas-Henderson-Paradise, NV	12	2,104	2,173	(3.2)%	561	610	(8.0)%	1,543	1,563	(1.3)%	73.3%	71.9%	1.4%
Kansas City, MO-KS	11	1,584	1,544	2.6%	601	633	(5.1)%	983	911	7.9%	62.1%	59.0%	3.1%
Other MSAs	244	37,929	38,393	(1.2)%	11,812	12,080	(2.2)%	26,117	26,313	(0.7)%	68.9%	68.5%	0.4%
Total/Weighted Average	500	$83,001	$83,959	(1.1)%	$24,780	$25,052	(1.1)%	$58,221	$58,907	(1.2)%	70.1%	70.2%	(0.1)%

2019 Same Store Pool(2)	438	$72,566	$73,629	(1.4)%	$21,723	$21,925	(0.9)%	$50,843	$51,704	(1.7)%	70.1%	70.2%	(0.1)%

2018 Same Store Pool(3)	373	$61,453	$62,406	(1.5)%	$18,142	$18,181	(0.2)%	$43,311	$44,225	(2.1)%	70.5%	70.9%	(0.4)%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2020 compared to Three Months Ended June 30, 2019
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		2Q 2020	2Q 2019	Growth	2Q 2020	2Q 2019	Growth	2Q 2020	2Q 2019	Growth
Riverside-San Bernardino-Ontario, CA	24,979	3,359,491	92.7%	92.1%	0.6%	91.3%	91.8%	(0.5)%	$11.85	$11.73	1.0%
Portland-Vancouver-Hillsboro, OR-WA	18,204	2,226,108	85.3%	86.7%	(1.4)%	82.7%	85.5%	(2.8)%	15.97	16.24	(1.7)%
Atlanta-Sandy Springs-Roswell, GA	11,863	1,625,113	89.9%	91.5%	(1.6)%	88.4%	89.5%	(1.1)%	10.18	9.96	2.2%
Phoenix-Mesa-Scottsdale, AZ	13,477	1,516,282	88.0%	87.7%	0.3%	87.9%	87.3%	0.6%	12.87	12.78	0.7%
Oklahoma City, OK	7,712	1,087,952	93.4%	90.0%	3.4%	91.1%	87.5%	3.6%	8.02	8.31	(3.5)%
Dallas-Fort Worth-Arlington, TX	6,424	857,942	88.8%	89.1%	(0.3)%	87.9%	88.5%	(0.6)%	11.40	11.58	(1.6)%
Indianapolis-Carmel-Anderson, IN	8,775	1,134,570	93.1%	93.0%	0.1%	90.8%	91.0%	(0.2)%	9.55	9.54	0.1%
Los Angeles-Long Beach-Anaheim, CA	9,743	1,062,964	86.9%	89.7%	(2.8)%	86.4%	89.8%	(3.4)%	19.74	19.76	(0.1)%
Tulsa, OK	6,119	814,779	89.4%	90.3%	(0.9)%	88.2%	88.7%	(0.5)%	8.87	8.85	0.2%
North Port-Sarasota-Bradenton, FL	8,579	838,921	85.5%	86.6%	(1.1)%	84.5%	85.6%	(1.1)%	16.07	15.75	2.0%
Las Vegas-Henderson-Paradise, NV	6,514	805,270	92.0%	90.9%	1.1%	90.5%	91.1%	(0.6)%	10.98	11.33	(3.1)%
Kansas City, MO-KS	4,031	551,139	92.6%	89.3%	3.3%	90.0%	86.6%	3.4%	11.92	12.12	(1.7)%
Other MSAs	114,125	14,469,180	89.8%	91.7%	(1.9)%	87.9%	90.1%	(2.2)%	11.54	11.40	1.2%
Total/Weighted Average	240,545	30,349,711	89.8%	90.8%	(1.0)%	88.1%	89.5%	(1.4)%	$11.99	$11.94	0.4%

2019 Same Store Pool(2)	210,390	26,922,685	89.9%	91.0%	(1.1)%	88.2%	89.7%	(1.5)%	$11.81	$11.78	0.3%

2018 Same Store Pool(3)	177,915	22,650,905	89.9%	91.1%	(1.2)%	88.2%	89.9%	(1.7)%	$11.89	$11.85	0.3%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2020 compared to Six Months Ended June 30, 2019

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth
Riverside-San Bernardino-Ontario, CA	47	$19,345	$18,922	2.2%	$4,946	$4,832	2.4%	$14,399	$14,090	2.2%	74.4%	74.5%	(0.1)%
Portland-Vancouver-Hillsboro, OR-WA	47	15,080	15,489	(2.6)%	4,035	4,021	0.3%	11,045	11,468	(3.7)%	73.2%	74.0%	(0.8)%
Atlanta-Sandy Springs-Roswell, GA	26	7,637	7,395	3.3%	2,342	2,371	(1.2)%	5,295	5,024	5.4%	69.3%	67.9%	1.4%
Phoenix-Mesa-Scottsdale, AZ	23	8,859	8,657	2.3%	2,481	2,436	1.8%	6,378	6,221	2.5%	72.0%	71.9%	0.1%
Oklahoma City, OK	17	4,102	4,024	1.9%	1,312	1,336	(1.8)%	2,790	2,688	3.8%	68.0%	66.8%	1.2%
Dallas-Fort Worth-Arlington, TX	17	4,451	4,492	(0.9)%	1,775	1,767	0.5%	2,676	2,725	(1.8)%	60.1%	60.7%	(0.6)%
Indianapolis-Carmel-Anderson, IN	16	5,069	5,037	0.6%	1,644	1,454	13.1%	3,425	3,583	(4.4)%	67.6%	71.1%	(3.5)%
Los Angeles-Long Beach-Anaheim, CA	14	9,667	9,837	(1.7)%	2,686	2,618	2.6%	6,981	7,219	(3.3)%	72.2%	73.4%	(1.2)%
Tulsa, OK	13	3,319	3,266	1.6%	964	982	(1.8)%	2,355	2,284	3.1%	71.0%	69.9%	1.1%
North Port-Sarasota-Bradenton, FL	13	5,994	5,827	2.9%	1,792	1,853	(3.3)%	4,202	3,974	5.7%	70.1%	68.2%	1.9%
Las Vegas-Henderson-Paradise, NV	12	4,342	4,265	1.8%	1,190	1,187	0.3%	3,152	3,078	2.4%	72.6%	72.2%	0.4%
Kansas City, MO-KS	11	3,145	3,019	4.2%	1,225	1,277	(4.1)%	1,920	1,742	10.2%	61.0%	57.7%	3.3%
Other MSAs	244	76,507	75,747	1.0%	24,126	24,137	—	52,381	51,610	1.5%	68.5%	68.1%	0.4%
Total/Weighted Average	500	$167,517	$165,977	0.9%	$50,518	$50,271	0.5%	$116,999	$115,706	1.1%	69.8%	69.7%	0.1%

2019 Same Store Pool(2)	438	$146,530	$145,499	0.7%	$44,238	$44,075	0.4%	$102,292	$101,424	0.9%	69.8%	69.7%	0.1%

2018 Same Store Pool(3)	373	$124,014	$123,358	0.5%	$36,863	$36,527	0.9%	$87,151	$86,831	0.4%	70.3%	70.4%	(0.1)%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2020 compared to Six Months Ended June 30, 2019
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth
Riverside-San Bernardino-Ontario, CA	24,979	3,359,491	92.7%	92.1%	0.6%	90.7%	90.8%	(0.1)%	$12.04	$11.80	2.0%
Portland-Vancouver-Hillsboro, OR-WA	18,204	2,226,108	85.3%	86.7%	(1.4)%	82.0%	84.5%	(2.5)%	16.23	16.15	0.5%
Atlanta-Sandy Springs-Roswell, GA	11,863	1,625,113	89.9%	91.5%	(1.6)%	88.3%	88.3%	—	10.32	9.97	3.5%
Phoenix-Mesa-Scottsdale, AZ	13,477	1,516,282	88.0%	87.7%	0.3%	87.4%	86.3%	1.1%	12.99	12.92	0.5%
Oklahoma City, OK	7,712	1,087,952	93.4%	90.0%	3.4%	89.7%	86.0%	3.7%	8.14	8.36	(2.6)%
Dallas-Fort Worth-Arlington, TX	6,424	857,942	88.8%	89.1%	(0.3)%	87.8%	87.6%	0.2%	11.50	11.58	(0.7)%
Indianapolis-Carmel-Anderson, IN	8,775	1,134,570	93.1%	93.0%	0.1%	90.3%	89.9%	0.4%	9.64	9.60	0.4%
Los Angeles-Long Beach-Anaheim, CA	9,743	1,062,964	86.9%	89.7%	(2.8)%	86.5%	89.3%	(2.8)%	20.11	19.85	1.3%
Tulsa, OK	6,119	814,779	89.4%	90.3%	(0.9)%	87.8%	87.7%	0.1%	8.98	8.86	1.4%
North Port-Sarasota-Bradenton, FL	8,579	838,921	85.5%	86.6%	(1.1)%	84.7%	85.3%	(0.6)%	16.23	15.97	1.6%
Las Vegas-Henderson-Paradise, NV	6,514	805,270	92.0%	90.9%	1.1%	90.3%	91.0%	(0.7)%	11.37	11.18	1.7%
Kansas City, MO-KS	4,031	551,139	92.6%	89.3%	3.3%	87.9%	84.6%	3.3%	12.12	12.16	(0.3)%
Other MSAs	114,125	14,469,180	89.8%	91.7%	(1.9)%	87.6%	89.2%	(1.6)%	11.68	11.40	2.5%
Total/Weighted Average	240,545	30,349,711	89.8%	90.8%	(1.0)%	87.7%	88.5%	(0.8)%	$12.15	$11.96	1.6%

2019 Same Store Pool(2)	210,390	26,922,685	89.9%	91.0%	(1.1)%	87.8%	88.7%	(0.9)%	$11.98	$11.78	1.7%

2018 Same Store Pool(3)	177,915	22,650,905	89.9%	91.1%	(1.2)%	87.9%	88.9%	(1.0)%	$12.05	$11.85	1.7%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 8

Same Store Operating Data (500 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019	YTD 2020	YTD 2019
Revenue
Rental revenue	$80,141	$81,609	$82,059	$83,320	$81,038	$161,750	$160,376
Other property-related revenue	2,860	2,907	2,805	2,910	2,921	5,767	5,601
Total revenue	83,001	84,516	84,864	86,230	83,959	167,517	165,977
Property operating expenses
Store payroll and related costs	7,538	8,176	7,771	7,757	7,733	15,714	15,563
Property tax expense	7,081	6,894	6,220	6,974	6,712	13,975	13,687
Utilities expense	2,160	2,337	2,258	2,804	2,182	4,497	4,690
Repairs & maintenance expense	1,891	2,022	2,011	2,046	2,175	3,913	4,109
Marketing expense	1,796	1,660	1,633	1,777	1,769	3,456	3,353
Insurance expense	810	803	783	774	775	1,613	1,532
Other property operating expenses	3,504	3,846	3,833	3,676	3,706	7,350	7,337
Total property operating expenses	24,780	25,738	24,509	25,808	25,052	50,518	50,271
Net operating income	$58,221	$58,778	$60,355	$60,422	$58,907	$116,999	$115,706

Net operating income margin	70.1%	69.5%	71.1%	70.1%	70.2%	69.8%	69.7%

Occupancy at period end	89.8%	87.1%	87.2%	89.3%	90.8%	89.8%	90.8%

Average occupancy	88.1%	87.2%	88.1%	90.1%	89.5%	87.7%	88.5%

Average annualized rental revenue per occupied square foot	$11.99	$12.34	$12.27	$12.19	$11.94	$12.15	$11.96

Supplemental Schedule 9

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019	YTD 2020	YTD 2019
Rental revenue
Same store portfolio	$80,141	$81,609	$82,059	$83,320	$81,038	$161,750	$160,376
Non-same store portfolio	15,161	13,793	10,024	9,426	6,137	28,954	9,654
Total rental revenue	95,302	95,402	92,083	92,746	87,175	190,704	170,030
Other property-related revenue
Same store portfolio	2,860	2,907	2,805	2,910	2,921	5,767	5,601
Non-same store portfolio	558	464	328	307	207	1,022	351
Total other property-related revenue	3,418	3,371	3,133	3,217	3,128	6,789	5,952
Property operating expenses
Same store portfolio	24,780	25,738	24,509	25,808	25,052	50,518	50,271
Non-same store portfolio	5,477	4,854	3,203	3,180	2,138	10,331	3,376
Total property operating expenses	30,257	30,592	27,712	28,988	27,190	60,849	53,647

Net operating income	68,463	68,181	67,504	66,975	63,113	136,644	122,335
Management fees and other revenue	5,697	5,449	5,352	5,374	5,116	11,146	10,009
General and administrative expenses	(10,329)	(11,094)	(11,566)	(11,271)	(10,813)	(21,423)	(21,193)
Depreciation and amortization	(29,309)	(29,105)	(27,343)	(27,598)	(25,829)	(58,414)	(50,178)
Other	(462)	(389)	(40)	(768)	(357)	(851)	(743)
Interest expense	(15,513)	(15,628)	(14,874)	(14,432)	(13,947)	(31,141)	(27,158)
Equity in earnings (losses) of unconsolidated real estate ventures	52	(340)	(8)	(1,214)	(1,646)	(288)	(3,748)
Acquisition costs	(252)	(833)	(534)	(321)	(305)	(1,085)	(462)
Non-operating (expense) income	(317)	(192)	727	(8)	(169)	(509)	(267)
Gain on sale of self storage properties	—	—	—	—	2,814	—	2,814
Income tax expense	(243)	(286)	(392)	(223)	(244)	(529)	(736)
Net Income	$17,787	$15,763	$18,826	$16,514	$17,733	$33,550	$30,673

Supplemental Schedule 10

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$11.99	$11.94	$12.15	$11.96
Total consolidated portfolio	11.97	11.95	12.13	11.97

Average Occupancy

Same store	88.1%	89.5%	87.7%	88.5%
Total consolidated portfolio	87.5%	89.1%	87.2%	88.2%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$1,761	$2,598	$3,438	$4,757
Value enhancing capital expenditures	1,140	1,207	2,037	2,152
Acquisitions capital expenditures	1,269	2,335	3,600	4,328
Total consolidated portfolio capital expenditures	$4,170	$6,140	$9,075	$11,237

Property Operating Expenses Detail

Store payroll and related costs	$9,060	$8,392	$18,651	$16,657
Property tax expense	8,683	7,184	16,912	14,419
Utilities expense	2,706	2,369	5,440	4,992
Repairs & maintenance expense	2,302	2,388	4,628	4,402
Marketing expense	2,204	1,924	4,216	3,569
Insurance expense	1,060	874	2,117	1,690
Other property operating expenses	4,242	4,059	8,885	7,918
Property operating expenses on the Company's statements of operations	$30,257	$27,190	$60,849	$53,647

General and Administrative Expenses Detail

Supervisory and administrative expenses	$3,503	$4,926	$8,822	$9,606
Equity-based compensation expense	1,151	1,108	1,925	2,220
Other general and administrative expenses	5,675	4,779	10,676	9,367
General and administrative expenses on the Company's statements of operations	$10,329	$10,813	$21,423	$21,193

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. Substantially all of the 2018 Joint Venture properties are operated by NSA's management platform under NSA's iStorage brand.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $5.9 million of fair value of debt adjustments and $10.7 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of June 30, 2020, the Company had nine PROs: Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage and Moove In Self Storage. On March 31, 2020, NSA closed on the merger and internalization of the management platform of SecurCare Self Storage, which prior to the merger and internalization was the Company’s largest PRO.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated since the first day of the earliest year presented, excluding any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird Equity Research	BMO Capital Markets	Capital One Securities, Inc.
RJ Milligan	John P. Kim	Neil Malkin
813.273.8252	212.885.4115	571.633.8191

Citi Investment Research	Jefferies LLC	KeyBanc Capital Markets
Michael Bilerman / Smedes Rose	Jonathan Petersen / Reuben Treatman	Todd Thomas / Jordan Sadler
212.816.1383 / 212.816.6243	212.284.1705 / 212.323.3307	917.368.2286 / 917.368.2280

Morgan Stanley	Stifel	Truist Securities
Ronald Kamdem	Stephen Manaker / Kevin Stein	Ki Bin Kim
212.296.8319	212.271.3716 / 212.271.3718	212.303.4124

Wells Fargo Securities, LLC
Todd Stender / Philip Defelice
562.637.1371 / 443.263.6442